UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2011

CITIZENS, INC.
 (Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Anderson Lane Austin, Texas	78752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 837-7100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On July 15, 2011, Citizens, Inc. (“Citizens”) issued 255,216 Class A Common Share in accordance with warrants that were exercised as part of cash exercises by its warrant holders, with gross proceeds to Citizens of approximately $1.7 million. Citizens also issued an additional 888 shares as part of “cashless exercises,” in accordance with the terms and provisions of the warrant agreements. This issuance of shares was dated effective July 12, 2011. Following the execution of these warrants, Citizens no longer has any warrants outstanding regarding its Class A Common Shares.

These warrants were set to expire at 6:30 p.m. (EST) on July 12, 2011, and were originally issued in connection with the sale of Citizens’ Series A-1 Convertible Preferred Stock in July 2004. On July 13, 2009, Citizens converted all of its outstanding Series A-1 and Series A-2 Convertible Preferred Stock into Class A Common Shares in accordance with the mandatory redemption provisions of its Preferred Shareholder Agreements.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

	By:	/s/ Rick D. Riley

Rick D. Riley, Vice Chairman and President
Date: July 15, 2011

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